Exhibit 26.d.4

Allocation Options for Variable Universal Life Defender®
Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Instructions

This form is to be completed by the policyowner or the licensed financial professional.

•	Account Allocations – Section A

•	Complete Section A for net premium % (required).

•	For policies with the No Lapse Guarantee Agreement (NLGA) any net premium allocations to the variable sub-account will be limited to 20%.

•	Complete Section A for monthly charges (optional).

•	Select one of the monthly charge allocations boxes.

•	Information on monthly charge allocations:

•	If monthly charge allocations are not requested, charges will be taken as defined in the contract.

•	If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed as defined in the contract until the date the premium is applied.

•	Complete Section A for loan allocations (optional for fixed interest rate loans only).

•	You must submit a Policy Service Request form to request a loan.

•	Fixed interest rate loans: You may choose the allocations.

•	Variable interest rate loans: Specific loan allocations are not available.

•	Dollar Cost Averaging (DCA) – Section B

•	Complete Section B for dollar cost averaging.

•	Select one of the dollar cost averaging boxes.

•	Information on how DCA works:

•	If you request a dollar cost averaging (DCA) arrangement for premium on the policy, that net premium will be deposited in the Guaranteed Interest Account.

•

On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the Guaranteed Interest Account (designated for DCA) will be transferred out of the Guaranteed Interest Account and into the current account allocations.

•

These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the Guaranteed Interest Account (designated for DCA) is zero.

•	Rebalancing – Section C

•	Complete Section C to request a rebalance.

•	Select the rebalance box(s) to indicate your request.

•	Complete number one with the accounts and percentages you want to rebalance to.

•	Complete questions 1-4 for a systematic rebalance, or a change to an existing rebalance arrangement.

•	Information on how a rebalance works (for products without NLGA):

•	A rebalance will rebalance all of the accumulation value in the variable sub-accounts and guaranteed interest account only.

•	Accumulation value in the indexed accounts will not be included in the rebalance from accounts.

•	All available accounts (including the indexed accounts) can be requested in the to accounts of the rebalance.

•	Information on how a rebalance works for products with the No Lapse Guarantee Agreement (NLGA):

•	A rebalance will rebalance all of the accumulation value in the variable sub-accounts and guaranteed interest account only.

•	Accumulation value in the indexed accounts will not be included in the rebalance from accounts.

•	All available accounts (excluding the indexed accounts) can be requested in the to accounts of the rebalance.

•	If any accumulation value is allocated to the guaranteed interest account or variable sub-accounts, a rebalance must be in place. The rebalance must at least occur on a quarterly basis.

•	Percentage allocated to any variable sub-accounts will be limited to 20%.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

F83228 Rev 8-2020	Page 1 of 12

•	Transfers – Section D

•	Complete Section D to request a transfer.

•	Select the transfer box(s) to indicate your request.

•	Complete questions 5-7 for a systematic transfer, or a change to an existing transfer arrangement.

•

Complete one chart under transfer allocations (8). There are separate charts for transfers from the variable sub-accounts and guaranteed interest account, and transfers from the indexed accounts. These must be requested separately.

•	Information on transfers to the variable sub-accounts for products with NLGA

•	No transfer request (one-time or systematic) can include an allocation percentage of greater than 20% to any of the variable sub-accounts.

•

No transfer request (one-time or systematic) can include a transfer of accumulation value to any variable sub- account where the accumulation value in that variable sub-account exceeds 20% of the total policy accumulation value (prior to the transfer).

•	Information on transfers from the indexed accounts:

•	Transfers from fixed indexed accounts will always affect all segments within that fixed indexed account.

•	The value in each indexed segment will be transferred on the segment term date.

•	Information on Death Benefit Guarantee Flex Agreement

•

If Death Benefit Guarantee Flex Agreement is on your policy, each account allocation will have a DBGA account allocation factor. Allocations to the designated accounts will have a higher account allocation factor than the other accounts and will result in higher DBGA net premium being allocated to the DBGA value. DBGA value may be affected if you transfer accumulation value among the designated accounts, other sub-accounts, fixed indexed accounts, and the guaranteed interest account. Allocating to the designated accounts versus non designated accounts may impact your policy’s accumulation value. Please see the prospectus for more information about all of the available accounts, including the designated accounts.

•	Designated accounts are marked with an asterisk in Section A and D

See your prospectus for more information regarding allocations, fixed and variable loan interest rates, fixed indexed accounts, rebalance and transfers.

F83228 Rev 8-2020	Page 2 of 12

Allocation Options for Variable Universal Life Defender®

☐ Policy number (for existing policies) ☐ Census number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by:  ☐    Policyowner    ☐  Financial professional

A.	Account Allocations

•	Select net premium allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

•	Review instructions for NLGA restrictions.

•	Check one for monthly charge allocations:

☐	Request to assess monthly charge allocations from specific accounts (indicate below).

☐	Request the same monthly charge allocations as the net premium selection.

☐	Request to cancel existing monthly charge allocations.

Account Options	Net Premium %	Monthly Charges %	Loan %
Guaranteed Interest Account
AB VPS Dynamic Asset Allocation - Class B*
AB VPS International Value - Class A
American Century VP Disciplined Core Value Fund – Class I Shares
American Century VP Inflation Protection - Class I
American Funds IS Capital World Bond Fund - Class 1
American Funds IS Global Small Cap - Class 1
American Funds IS Growth - Class 1
American Funds IS Growth-Income - Class 1
American Funds IS International - Class 1
American Funds IS New World® - Class 1
American Funds IS U.S. Govt./AAA-Rated Sec - Class 1
ClearBridge Variable Small Cap Growth - Class I
Fidelity® VIP Equity-Income PortfolioSM- Initial Class
Fidelity® VIP Mid Cap Portfolio - Initial Class
Franklin Small Cap Value VIP Fund - Class 1
Invesco Oppenheimer V.I. International Growth Fund Series I Shares
Invesco Oppenheimer V.I. Main Street Small Cap Fund® Series I Shares
Invesco V.I. American Value - Series I
Invesco V.I. Comstock - Series I
Ivy VIP Asset Strategy - Class II
Ivy VIP Core Equity - Class II
Ivy VIP Global Growth - Class II
Ivy VIP International Core Equity - Class II
Ivy VIP Mid Cap Growth - Class II
Ivy VIP Pathfinder Moderate-Mgd Vol - Class II*
Ivy VIP Science & Technology - Class II
Ivy VIP Small Cap Core - Class II
Janus Henderson VIT Balanced - Institutional Shares
Janus Henderson VIT Flexible Bond - Institutional Shares
Janus Henderson VIT Forty - Institutional Shares
Janus Henderson VIT Mid Cap Value - Institutional Shares
Janus Henderson VIT Overseas - Institutional Shares
MFS® VIT II International Intrinsic Value - Initial Class
MFS® VIT Mid Cap Growth - Initial Class
Morgan Stanley VIF Emerging Markets Equity - Class II
Morningstar Aggressive Growth ETF Asset Allocation - Class I
Morningstar Balanced ETF Asset Allocation - Class I
Morningstar Conservative ETF Asset Allocation - Class I
Morningstar Growth ETF Asset Allocation - Class I
Morningstar Income & Growth ETF Asset Allocation - Class I
Neuberger Berman AMT Sustainable Equity Portfolio - Class I

F83228 Rev 8-2020	Page 3 of 12

Account Options	Net Premium %	Monthly Charges %	Loan %
PIMCO VIT Global Diversified Allocation - Advisor Class
PIMCO VIT Low Duration - Institutional Class
PIMCO VIT Total Return - Institutional Class
Putnam VT Equity Income - Class IA
Putnam VT Growth Opportunities - Class IA
Putnam VT International Equity - Class IA
SFT Core Bond - Class 1
SFT Dynamic Managed Volatility*
SFT Government Money Market
SFT Index 400 Mid-Cap - Class 1
SFT Index 500 - Class 1
SFT International Bond - Class 1
SFT IvySM Growth Fund
SFT IvySM Small Cap Growth Fund
SFT Managed Volatility Equity*
SFT Real Estate Securities - Class 1
SFT T. Rowe Price Value Fund
SFT Wellington Core Equity Fund - Class 1
TOPS® Managed Risk Flex ETF Portfolio*
Vanguard® VIF Balanced Portfolio
Vanguard® VIF Capital Growth Portfolio
Vanguard® VIF Diversified Value Portfolio
Vanguard® VIF Equity Income Portfolio
Vanguard® VIF High Yield Bond Portfolio
Vanguard® VIF International Portfolio
Vanguard® VIF Short-Term Investment-Grade Portfolio
Vanguard® VIF Small Company Growth Portfolio
Vanguard® VIF Total Bond Market Index Portfolio
Vanguard® VIF Total Stock Market Index Portfolio

Indexed Account Options	Net Premium %	Monthly Charges %	Loan %
Index A: S&P 500®[1] 100% Participation
Index B: S&P 500®[1] 140% Participation
Index G: S&P 500® Low Volatility Index (1-year)

*	Designated account as it relates to the Death Benefit Guarantee Flex Agreement

B.	Dollar Cost Averaging (DCA) of premium

☐	Dollar cost average initial premium. (Internal and external 1035 premium will also be dollar cost averaged)

☐	Dollar cost average one-time premium of $____________________ (payment enclosed).

☐	Dollar cost average all future premiums. (Not available for monthly premium payment).

☐	Dollar cost average a portion of existing accumulation value. Enter transfer details below. Request amounts (%) to be moved to the Guaranteed Interest Account for dollar cost averaging.

☐

Cancel my dollar cost averaging arrangement. (All future DCA transfers will be cancelled. Any value remaining in the Guaranteed Interest Account designated for DCA will remain in the Guaranteed Interest Account unless you request a transfer or rebalance).

From	To
Account:	%	Guaranteed Interest Account for dollar cost averaging
Account:	%
Account:	%
Account:	%
Account:	%
Account:	%
Account:	%
Account:	%

F83228 Rev 8-2020	Page 4 of 12

S&P 500 and S&P 500 Low Volatility (ML): The “S&P 500 Index” and “S&P 500 Low Volatility Index” are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by Minnesota Life Insurance Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Minnesota Life Insurance Company (“Minnesota Life’). The Indexed Universal Life Insurance Policy Series (“the Policies”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Policies or any member of the public regarding the advisability of investing in securities generally or in the Policies particularly or the ability of the S&P 500 Index or S&P 500 Low Volatility Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Minnesota Life with respect to the S&P 500 Index and S&P 500 Low Volatility Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/ or its licensors. The S&P 500 Index and S&P 500 Low Volatility Index are determined, composed and calculated by S&P Dow Jones Indices without regard to Minnesota Life or the Policies. S&P Dow Jones Indices has no obligation to take the needs of Minnesota Life or the owners of the Policies into consideration in determining, composing or calculating the S&P 500 Index or S&P 500 Low Volatility Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policies or in the determination or calculation of the equation by which the Policies are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the S&P 500 Index or the S&P 500 Low Volatility Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, S&P 500 LOW VOLATILITY INDEX, OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MINNESOTA LIFE,

F83228 Rev 8-2020	Page 5 of 12

Allocation Options for Variable Universal Life Defender®

☐ Policy number (for existing policies) ☐ Census number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by:   ☐    Policyowner  ☐  Financial professional

C.

Rebalance - (required section if product includes NLGA and if any accumulation value is allocated to the guaranteed interest account or variable sub-accounts. The rebalance must at least occur on a quarterly basis.)

I elect to (check all that apply):

(ebalances are not available from Indexed Accounts for all products and also not available to Indexed Accounts for products with NLGA.)

☐	One-time rebalance of variable sub-accounts and guaranteed interest account accumulation value (complete 1 below)

☐	One-time rebalance of variable sub-accounts and guaranteed interest account accumulation value to new premium allocations in Section A

☐	Start a systematic rebalance (complete 1, 2, 3, 4 below)

☐	Change allocations of a systematic rebalance (complete 1 below)

☐	Change the frequency of a systematic rebalance (complete 2, 4 below)

☐	Change the systematic rebalance date (complete 2, 3 below)

☐	Cancel the systematic rebalance

Rebalance will default to original allocation (option not available if indexed accounts are included in original allocation). If no, complete the table below and if needed use the additional information page at the end of this document for additional accounts.	☐ Yes	☐ No

1. From	To
ALL accumulation value from variable sub-accounts and guaranteed interest account.	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%

Total 100%

Complete the appropriate sections below for the requested transaction above

2.	Start/Change

☐ Start on                  month                  year

☐ Change on                  month                  year

3.	Day

                 (options 1-28)

4.	Frequency (The rebalance must be set up for a monthly or quarterly frequency)

☐  Monthly    ☐  Quarterly    ☐  Semi-annual     ☐  Annual

D.	Transfer (review Instructions for NLGA restrictions.)

I elect to (check all that apply)

(Systematic transfers are not available from Indexed Accounts)

☐	One-time transfer of accumulation value (complete 8)

☐	Start a systematic transfer (complete 5, 6, 7, 8)

☐	Change allocations of a systematic transfer (complete 5, 8)

☐	Change the frequency of a systematic transfer (complete 5, 7)

☐	Change the systematic transfer date (complete 5, 6)

☐	Cancel the systematic transfer (complete 5)

Complete the appropriate sections below for the requested transaction above

5.	Start/Change/End

☐ Start on                  month                  year

☐ Change on                  month                  year

☐ End on                  month                  year

F83228 Rev 8-2020	Page 6 of 12

6. Day (options 1-28)

7.	Frequency ☐ Monthly ☐ Quarterly ☐ Semi-annual ☐ Annual

8.

Transfer Allocations

•  To transfer from indexed accounts use the applicable from indexed accounts chart.

•  If moving from any indexed accounts both the from accounts and to accounts need to be in whole percentages.

•  To transfer from variable sub-accounts and guaranteed interest account use the applicable from variable sub-accounts and guaranteed interest account chart.

•  When using dollar amounts from accounts and to accounts must match. Dollar amounts must be in whole dollars.

•  Transfer or systematic transfer amounts indicated must all be in % or all in $.

•  Percentages must be in increments of 1%; minimum is 1%. The to accounts must total 100%.

Indexed Allocation Options	Percentage
Index A: S&P 500®[1] 100% Participation	%
Index B: S&P 500®[1] 140% Participation	%
Index G: S&P 500® Low Volatility Index (1-year)%

* Designated account as it relates to the Death Benefit Guarantee Flex Agreement

To
Account Options	Percentage
Guaranteed Interest Account	%
AB VPS Dynamic Asset Allocation - Class B*	%
AB VPS International Value - Class A	%
American Century VP Disciplined Core Value Fund – Class I Shares	%
American Century VP Inflation Protection - Class I	%
American Funds IS Capital World Bond Fund - Class 1%
American Funds IS Global Small Cap - Class 1%
American Funds IS Growth - Class 1%
American Funds IS Growth-Income - Class 1%
American Funds IS International - Class 1%
American Funds IS New World® - Class 1%
American Funds IS U.S. Govt./AAA-Rated Sec - Class 1%
ClearBridge Variable Small Cap Growth - Class I	%
Fidelity® VIP Equity-Income PortfolioSM- Initial Class	%
Fidelity® VIP Mid Cap Portfolio - Initial Class	%
Franklin Small Cap Value VIP Fund - Class 1%
Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%
Invesco Oppenheimer V.I. Main Street Small Cap Fund® Series I Shares	%
Invesco V.I. American Value - Series I	%
Invesco V.I. Comstock - Series I	%
Ivy VIP Asset Strategy - Class II	%
Ivy VIP Core Equity - Class II	%
Ivy VIP Global Growth - Class II	%
Ivy VIP International Core Equity - Class II	%
Ivy VIP Mid Cap Growth - Class II	%
Ivy VIP Pathfinder Moderate-Mgd Vol - Class II*	%
Ivy VIP Science & Technology - Class II	%
Ivy VIP Small Cap Core - Class II	%
Janus Henderson VIT Balanced - Institutional Shares	%
Janus Henderson VIT Flexible Bond - Institutional Shares	%
Janus Henderson VIT Forty - Institutional Shares	%
Janus Henderson VIT Mid Cap Value - Institutional Shares	%
Janus Henderson VIT Overseas - Institutional Shares	%

F83228 Rev 8-2020	Page 7 of 12

To (continued)

Account Options	Percentage
MFS® VIT II International Intrinsic Value - Initial Class*	%
MFS® VIT Mid Cap Growth - Initial Class	%
Morgan Stanley VIF Emerging Markets Equity - Class II	%
Morningstar Aggressive Growth ETF Asset Allocation - Class I	%
Morningstar Balanced ETF Asset Allocation - Class I	%
Morningstar Conservative ETF Asset Allocation - Class I	%
Morningstar Growth ETF Asset Allocation - Class I	%
Morningstar Income & Growth ETF Asset Allocation - Class I	%
Neuberger Berman AMT Sustainable Equity Portfolio - Class I	%
PIMCO VIT Global Diversified Allocation - Advisor Class	%
PIMCO VIT Low Duration - Institutional Class	%
PIMCO VIT Total Return - Institutional Class	%
Putnam VT Equity Income - Class IA	%
Putnam VT Growth Opportunities - Class IA	%
Putnam VT International Equity - Class IA	%
SFT Core Bond - Class 1%
SFT Dynamic Managed Volatility*	%
SFT Government Money Market	%
SFT Index 400 Mid-Cap - Class 1%
SFT Index 500 - Class 1%
SFT International Bond - Class 1%
SFT IvySM Growth Fund	%
SFT IvySM Small Cap Growth Fund	%
SFT Managed Volatility Equity*	%
SFT Real Estate Securities - Class 1%
SFT T. Rowe Price Value Fund	%
SFT Wellington Core Equity Fund - Class 1%
TOPS® Managed Risk Flex ETF Portfolio*	%
Vanguard® VIF Balanced Portfolio	%
Vanguard® VIF Capital Growth Portfolio	%
Vanguard® VIF Diversified Value Portfolio	%
Vanguard® VIF Equity Income Portfolio	%
Vanguard® VIF High Yield Bond Portfolio	%
Vanguard® VIF International Portfolio	%
Vanguard® VIF Short-Term Investment-Grade Portfolio	%
Vanguard® VIF Small Company Growth Portfolio	%
Vanguard® VIF Total Bond Market Index Portfolio	%
Vanguard® VIF Total Stock Market Index Portfolio	%

Indexed Allocation Options	Percentage
Index A: S&P 500®[1] 100% Participation	%
Index B: S&P 500®[1] 140% Participation	%
Index G: S&P 500® Low Volatility Index (1-year)%

Total 100%

*	Designated account as it relates to the Death Benefit Guarantee Flex Agreement

F83228 Rev 8-2020	Page 8 of 12

From variable sub-accounts and Guaranteed Interest Account

Account Options	Percentage	Dollar Amount
Guaranteed Interest Account	%	$
AB VPS Dynamic Asset Allocation - Class B*	%	$
AB VPS International Value - Class A	%	$
American Century VP Disciplined Core Value Fund – Class I Shares	%	$
American Century VP Inflation Protection - Class I	%	$
American Funds IS Capital World Bond Fund - Class 1%		$
American Funds IS Global Small Cap - Class 1%		$
American Funds IS Growth - Class 1%		$
American Funds IS Growth-Income - Class 1%		$
American Funds IS International - Class 1%		$
American Funds IS New World® - Class 1%		$
American Funds IS U.S. Govt./AAA-Rated Sec - Class 1%		$
ClearBridge Variable Small Cap Growth - Class I	%	$
Fidelity® VIP Equity-Income PortfolioSM- Initial Class	%	$
Fidelity® VIP Mid Cap Portfolio - Initial Class	%	$
Franklin Small Cap Value VIP Fund - Class 1%		$
Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%	$
Invesco Oppenheimer V.I. Main Street Small Cap Fund® Series I Shares	%	$
Invesco V.I. American Value - Series I	%	$
Invesco V.I. Comstock - Series I	%	$
Ivy VIP Asset Strategy - Class II	%	$
Ivy VIP Core Equity - Class II	%	$
Ivy VIP Global Growth - Class II	%	$
Ivy VIP International Core Equity - Class II	%	$
Ivy VIP Mid Cap Growth - Class II	%	$
Ivy VIP Pathfinder Moderate-Mgd Vol - Class II*	%	$
Ivy VIP Science & Technology - Class II	%	$
Ivy VIP Small Cap Core - Class II	%	$
Janus Henderson VIT Balanced - Institutional Shares	%	$
Janus Henderson VIT Flexible Bond - Institutional Shares	%	$
Janus Henderson VIT Forty - Institutional Shares	%	$
Janus Henderson VIT Mid Cap Value - Institutional Shares	%	$
Janus Henderson VIT Overseas - Institutional Shares	%	$
MFS® VIT II International Intrinsic Value - Initial Class*	%	$
MFS® VIT Mid Cap Growth - Initial Class	%	$
Morgan Stanley VIF Emerging Markets Equity - Class II	%	$
Morningstar Aggressive Growth ETF Asset Allocation - Class I	%	$
Morningstar Balanced ETF Asset Allocation - Class I	%	$
Morningstar Conservative ETF Asset Allocation - Class I	%	$
Morningstar Growth ETF Asset Allocation - Class I	%	$
Morningstar Income & Growth ETF Asset Allocation - Class I	%	$
Neuberger Berman AMT Sustainable Equity Portfolio - Class I	%	$
PIMCO VIT Global Diversified Allocation - Advisor Class	%	$
PIMCO VIT Low Duration - Institutional Class	%	$
PIMCO VIT Total Return - Institutional Class	%	$
Putnam VT Equity Income - Class IA	%	$
Putnam VT Growth Opportunities - Class IA	%	$
Putnam VT International Equity - Class IA	%	$
SFT Core Bond - Class 1%		$
SFT Dynamic Managed Volatility*	%	$
SFT Government Money Market	%	$
SFT Index 400 Mid-Cap - Class 1%		$
SFT Index 500 - Class 1%		$

F83228 Rev 8-2020	Page 9 of 12

From variable sub-accounts and Guaranteed Interest Account (continued)

Account Options	Percentage	Dollar Amount
SFT International Bond - Class 1%		$
SFT IvySM Growth Fund	%	$
SFT IvySM Small Cap Growth Fund	%	$
SFT Managed Volatility Equity*	%	$
SFT Real Estate Securities - Class 1%		$
SFT T. Rowe Price Value Fund	%	$
SFT Wellington Core Equity Fund - Class 1%		$
TOPS® Managed Risk Flex ETF Portfolio*	%	$
Vanguard® VIF Balanced Portfolio	%	$
Vanguard® VIF Capital Growth Portfolio	%	$
Vanguard® VIF Diversified Value Portfolio	%	$
Vanguard® VIF Equity Income Portfolio	%	$
Vanguard® VIF High Yield Bond Portfolio	%	$
Vanguard® VIF International Portfolio	%	$
Vanguard® VIF Short-Term Investment-Grade Portfolio	%	$
Vanguard® VIF Small Company Growth Portfolio	%	$
Vanguard® VIF Total Bond Market Index Portfolio	%	$
Vanguard® VIF Total Stock Market Index Portfolio	%	$

To

Account Options	Percentage	Dollar Amount
Guaranteed Interest Account	%	$
AB VPS Dynamic Asset Allocation - Class B*	%	$
AB VPS International Value - Class A	%	$
American Century VP Disciplined Core Value Fund – Class I Shares	%	$
American Century VP Inflation Protection - Class I	%	$
American Funds IS Capital World Bond Fund - Class 1%		$
American Funds IS Global Small Cap - Class 1%		$
American Funds IS Growth - Class 1%		$
American Funds IS Growth-Income - Class 1%		$
American Funds IS International - Class 1%		$
American Funds IS New World® - Class 1%		$
American Funds IS U.S. Govt./AAA-Rated Sec - Class 1%		$
ClearBridge Variable Small Cap Growth - Class I	%	$
Fidelity® VIP Equity-Income PortfolioSM- Initial Class	%	$
Fidelity® VIP Mid Cap Portfolio - Initial Class	%	$
Franklin Small Cap Value VIP Fund - Class 1%		$
Invesco Oppenheimer V.I. International Growth Fund Series I Shares	%	$
Invesco Oppenheimer V.I. Main Street Small Cap Fund® Series I Shares	%	$
Invesco V.I. American Value - Series I	%	$
Invesco V.I. Comstock - Series I	%	$
Ivy VIP Asset Strategy - Class II	%	$
Ivy VIP Core Equity - Class II	%	$
Ivy VIP Global Growth - Class II	%	$
Ivy VIP International Core Equity - Class II	%	$
Ivy VIP Mid Cap Growth - Class II	%	$
Ivy VIP Pathfinder Moderate-Mgd Vol - Class II*	%	$
Ivy VIP Science & Technology - Class II	%	$
Ivy VIP Small Cap Core - Class II	%	$
Janus Henderson VIT Balanced - Institutional Shares	%	$
Janus Henderson VIT Flexible Bond - Institutional Shares	%	$
Janus Henderson VIT Forty - Institutional Shares	%	$

F83228 Rev 8-2020	Page 10 of 12

To (continued)

Account Options	Percentage	Dollar Amount
Janus Henderson VIT Mid Cap Value - Institutional Shares	%	$
Janus Henderson VIT Overseas - Institutional Shares	%	$
MFS® VIT II International Intrinsic Value - Initial Class*	%	$
MFS® VIT Mid Cap Growth - Initial Class	%	$
Morgan Stanley VIF Emerging Markets Equity - Class II	%	$
Morningstar Aggressive Growth ETF Asset Allocation - Class I	%	$
Morningstar Balanced ETF Asset Allocation - Class I	%	$
Morningstar Conservative ETF Asset Allocation - Class I	%	$
Morningstar Growth ETF Asset Allocation - Class I	%	$
Morningstar Income & Growth ETF Asset Allocation - Class I	%	$
Neuberger Berman AMT Sustainable Equity Portfolio - Class	%	$
PIMCO VIT Global Diversified Allocation - Advisor Class	%	$
PIMCO VIT Low Duration - Institutional Class	%	$
PIMCO VIT Total Return - Institutional Class	%	$
Putnam VT Equity Income - Class IA	%	$
Putnam VT Growth Opportunities - Class IA	%	$
Putnam VT International Equity - Class IA	%	$
SFT Core Bond - Class 1%		$
SFT Dynamic Managed Volatility*	%	$
SFT Government Money Market	%	$
SFT Index 400 Mid-Cap - Class 1%		$
SFT Index 500 - Class 1%		$
SFT International Bond - Class 1%		$
SFT IvySM Growth Fund	%	$
SFT IvySM Small Cap Growth Fund	%	$
SFT Managed Volatility Equity*	%	$
SFT Real Estate Securities - Class 1%		$
SFT T. Rowe Price Value Fund	%	$
SFT Wellington Core Equity Fund - Class 1%		$
TOPS® Managed Risk Flex ETF Portfolio*	%	$
Vanguard® VIF Balanced Portfolio	%	$
Vanguard® VIF Capital Growth Portfolio	%	$
Vanguard® VIF Diversified Value Portfolio	%	$
Vanguard® VIF Equity Income Portfolio	%	$
Vanguard® VIF High Yield Bond Portfolio	%	$
Vanguard® VIF International Portfolio	%	$
Vanguard® VIF Short-Term Investment-Grade Portfolio	%	$
Vanguard® VIF Small Company Growth Portfolio	%	$
Vanguard® VIF Total Bond Market Index Portfolio	%	$
Vanguard® VIF Total Stock Market Index Portfolio	%	$

Indexed Allocation Options	Percentage	Dollar Amount
Index A: S&P 500®[1] 100% Participation	%	$
Index B: S&P 500®[1] 140% Participation	%	$
Index G: S&P 500® Low Volatility Index (1-year)%		$

*	Designated account as it relates to the Death Benefit Guarantee Flex Agreement

F83228 Rev 8-2020	Page 11 of 12

Additional Information

From	To
ALL Accumulation Value from variable sub-accounts and guaranteed interest account.	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%
	Account:	%

Total 100%

F83228 Rev 8-2020	Page 12 of 12